EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No.1 to Registration Statement No. 33-88031 of Yak Communications (USA), Inc. and subsidiary of our report dated August 15, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

                                                     EDWARD ISAACS & COMPANY LLP

New York, New York
December 23, 1999